UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 14, 2005

                              VISION-SCIENCES, INC.
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                   0-20970                     13-3430173
(State or other jurisdiction      (Commission File Number)     (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                9 STRATHMORE ROAD
                           NATICK, MASSACHUSETTS 01760
          (Address, including zip code, of Principal Executive Offices)
       Registrant's telephone number, including area code: (508) 650-9971


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

On February 14, 2005, Vision-Sciences, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Agreement") pursuant to which, the Company issued in a private equity placement an aggregate of 3,703,702 shares of Common Stock at a price of $2.70 per share, raising gross proceeds to the Company of approximately $10,000,000. Two financial investors, independent of the Company, acquired approximately $8,000,000 of the common stock sold, and two significant shareholders/directors acquired the remaining shares sold. In addition, as part of the transaction, the Company issued warrants to purchase an additional 1,103,704 shares of Common Stock to the investors and to the placement agent, Rodman & Renshaw LLC. The warrants will be exercisable immediately over five years at a price of $3.75 per share. The Company will receive all the proceeds in exchange for newly issued shares of Common Stock, net of a placement fee of approximately $480,000. The Company has not agreed to file any registration statement covering the resale of any of the Common Stock or Warrants acquired by the investors in the transaction.

A copy of the Company's press release is attached to this report as Exhibit 99.1 and incorporated by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.


(c) Exhibits

      EXHIBIT NO.                               DESCRIPTION
      ------------------   ------------------------------------------------
      99.1                 Press Release issued by Vision Sciences, Inc.
                           on February 14, 2005
      10.1                 Securities Purchase Agreement dated as of
                           February 14, 2005
      10.2                 Form of Warrant

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       VISION-SCIENCES, INC.


Date: February 16, 2005                By: /s/James A. Tracy
                                           -----------------------
                                           James A. Tracy
                                           Vice President Finance and Chief
                                           Financial Officer